Exhibit 99.1

March 11, 2020	For more information:
Linda L. Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

Stein Mart, Inc. Reports Fourth Quarter and Fiscal 2019 Results
Pending Merger Expected to Close in First Half of Year

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) today announced financial results for the fourth quarter and fiscal year ended February 1, 2020.
Net loss for the fourth quarter was $0.3 million or $0.01 per diluted share for 2019 compared to net income of $3.7 million or $0.08 per diluted share for 2018. Net loss for the year was $10.5 million or $0.22 per diluted share for 2019 compared to net loss of $6.2 million or $0.13 per diluted share for 2018.
Pending Merger
As announced on January 31, 2020, Stein Mart has entered into a definitive merger agreement (the “Merger Agreement”) under which an affiliate of Kingswood Capital Management, L.P. will acquire all of the outstanding common stock of Stein Mart not already beneficially owned by affiliates of Jay Stein, Stein Mart’s former CEO and current Chairman of the Board of Directors, and related investors for $0.90 per share in cash (the transaction hereafter referred to as the “Merger”). As part of the Merger, an entity managed by Jay Stein will contribute its equity and, following the closing of the Merger, will indirectly own one-third of Stein Mart after closing. The Merger, which is expected to be completed in the first half of calendar year 2020, is subject to approval by Stein Mart’s shareholders and the satisfaction of other customary closing conditions. In light of the pending Merger, the Company will not be hosting an investor conference call to discuss its financial results.
Fourth Quarter 2019 Results
Net sales for the fourth quarter of 2019 were $336.6 million compared to $340.8 million for the fourth quarter of 2018. Net sales were impacted by fewer stores operating during the quarter. Comparable sales for the fourth quarter of 2019 increased 0.1 percent (see Note 2). Omni sales, defined as all online sales regardless of fulfillment channel, increased 7 percent over last year’s fourth quarter.

Gross profit for the fourth quarter of 2019 was $86.7 million or 25.8 percent of sales compared to $92.4 million or 27.1 percent of sales in 2018. The lower gross profit rate primarily reflects higher markdowns, as well as occupancy costs that negatively leverage on lower sales and slightly higher buying expenses allocated to cost of merchandise sold.
Selling, general and administrative (“SG&A”) expenses for the fourth quarter were $88.2 million in 2019 compared to $90.2 in 2018. The decrease in SG&A expenses includes lower impairment charges, lower incentive-based compensation expense and the impact of closed stores. These decreases were partially offset by the fourth quarter 2018 benefitting from a decrease in accrued compensated absences as a result of a change in vacation policy, and $1.1 million of merger-related expenses in 2019. (See Note 1.)

Exhibit 99.1
Fiscal Year 2019 Results
For the year, net sales decreased 3.0 percent to $1.22 billion while comparable sales decreased 1.4 percent to last year (see Note 2). Net sales were impacted by fewer stores operating during the year and comparable sales results. Omni sales increased 11 percent over 2018.
For the year, gross profit was $318.2 million or 26.1 percent of sales in 2019 compared to $337.5 million or 26.8 percent of sales in 2018. The lower gross profit rate primarily reflects higher markdowns as a percent of sales.
For the year, SG&A expenses were $336.1 million in 2019 and $348.2 million in 2018. The decrease in SG&A expenses includes lower store related expenses including the impact of closed stores, lower incentive based compensation expense, lower impairment charges and the benefit from a Visa/MasterCard claim settlement. These decreases were slightly offset by higher advertising expenses for planned additional branded television, the impact of last year’s change in vacation policy, and $1.6 million of merger-related expenses in 2019. (See Note 1.)
Balance Sheet
Inventories were $248.6 million at the end of 2019 compared to $255.9 million at the end of 2018. Inventories at the end of 2019 included amounts to support our new Kids department. Excluding the impact of Kids, average inventories per store were down 4.5 percent to last year.
Debt decreased $12.0 million to $142.1 million at the end of 2019 compared to $154.1 million at the end of 2018. Unused availability under our credit facility was $54.2 million at the end of 2019 compared to $58.2 million at the end of 2018. The decrease in availability was primarily due to the lower inventory advance rate on the term loan that was reduced per the loan agreement in the second half of 2019. At the end of 2019 and 2018, we had an additional $13.1 million and $14.5 million, respectively, available to borrow that would be collateralized by life insurance policies.
Store Activity
We had 283 stores at the end of 2019 compared to 287 at the end of 2018, reflecting four stores that were closed during 2019. Two more stores were closed in February 2020.
Lease Accounting
We adopted the new lease accounting standard during the first quarter of 2019. The new standard required us to recognize right-of-use assets and lease liabilities for operating leases on the Consolidated Balance Sheet.
Prior Year Financial Statements
Prior year amounts in the attached financial statements have been revised to reflect a correction to the impairment of fixed assets, as described in Note 2 to the financial statements included in our Form 10-Q for first quarter of 2019.
Filing of Form 10-K
Reported results are preliminary and not final until the filing of our Form 10-K for the fiscal year ended February 1, 2020 with the Securities and Exchange Commission (“SEC”), and therefore remain subject to adjustment.
About Stein Mart
Stein Mart, Inc. is a national specialty omni off-price retailer offering designer and name-brand fashion apparel for him, for her and now for Kids!, home décor, accessories and shoes at everyday discount prices. Stein Mart provides real value that customers love every day. The company operates 281 stores across 30 states. For more information, please visit www.SteinMart.com.

Exhibit 99.1
Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release may be forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain the requisite shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, risks that the proposed merger disrupts current plans and operations and the costs, fees, expenses and charges associated with the merger, dependence on our ability to purchase merchandise at competitive terms through relationships with our vendors and their factors, consumer sensitivity to economic conditions and world events, competition in the retail industry, changes in fashion trends and consumer preferences, ability to implement our strategic plans to sustain profitable growth, effectiveness of advertising and marketing, capital availability and debt levels, ability to negotiate acceptable lease terms with current and potential landlords, ability to successfully implement strategies to exit under-performing stores, extreme and/or unseasonable weather conditions, adequate sources of merchandise at acceptable prices, dependence on certain key personnel and ability to attract and retain qualified employees, increases in the cost of compensation and employee benefits, impacts of seasonality, disruption of the Company’s distribution process, dependence on imported merchandise, information technology failures, data security breaches, single supplier for shoe department, single provider for Ecommerce website, acts of terrorism, loss of business or supply chain disruptions caused by the coronavirus (COVID-19), ability to adapt to new regulatory compliance and disclosure obligations, material weaknesses in internal control over financial reporting and other risks and uncertainties described in the Company’s filings with the SEC.
Additional Information and Certain Information Regarding Participants
In connection with the proposed merger transaction, the Company will file with the SEC a definitive proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting Kingsdale Advisors by telephone at 1.866.581.1479 toll-free in North America (+1.416.867.2272 for collect calls outside of North America) or by e-mail at contactus@kingsdaleadvisors.com.
Certain Participant Information
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, in the Company is contained in the Company’s Definitive Annual Meeting Proxy Statement filed with the SEC on May 7, 2019. You may obtain a free copy of this document as described in the preceding paragraph. Investors may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers in the proposed transaction by reading the definitive proxy statement and other public filings referred to above.

Exhibit 99.1
Stein Mart, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	13 Weeks Ended February 1, 2020	13 Weeks Ended February 2, 2019	52 Weeks Ended February 1, 2020	52 Weeks Ended February 2, 2019
Net sales	$336,600	$340,767	$1,219,258	$1,257,278
Other revenue	3,736	3,689	17,215	15,454
Total revenue	340,336	344,456	1,236,473	1,272,732
Cost of merchandise sold	249,921	248,384	901,043	919,810
Selling, general and administrative expenses	88,243	90,165	336,134	348,236
Operating income (loss)	2,172	5,907	(704)	4,686
Interest expense, net	2,087	2,476	9,111	10,882
Income (loss) before income taxes	85	3,431	(9,815)	(6,196)
Income tax expense (benefit)	340	(316)	648	(25)
Net (loss) income	$(255)	$3,747	$(10,463)	$(6,171)
Net (loss) income per share:
Basic	$(0.01)	$0.08	$(0.22)	$(0.13)
Diluted	$(0.01)	$0.08	$(0.22)	$(0.13)
Weighted-average shares outstanding:
Basic	47,606	46,803	47,417	46,706
Diluted	47,606	47,443	47,417	46,706

Exhibit 99.1
Stein Mart, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except for share and per share data)

	February 1, 2020	February 2, 2019
ASSETS
Current assets:
Cash and cash equivalents	$9,499	$9,049
Inventories	248,588	255,884
Prepaid expenses and other current assets	23,032	28,326
Total current assets	281,119	293,259
Property and equipment, net	101,893	119,740
Operating lease assets	356,347	—
Other assets	26,155	24,108
Total assets	$765,514	$437,107
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,312	$89,646
Current portion of operating lease liabilities	82,126	—
Accrued expenses and other current liabilities	80,231	77,650
Total current liabilities	249,669	167,296
Long-term debt	141,438	153,253
Deferred rent	—	39,708
Non-current operating lease liabilities	310,290	—
Other liabilities	32,179	33,897
Total liabilities	733,576	394,154
COMMITMENTS AND CONTINGENCIES
Shareholders’ equity:
Preferred stock - $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 48,354,642 and 47,874,286 shares issued and outstanding, respectively	484	479
Additional paid-in capital	61,744	60,172
Retained deficit	(30,534)	(17,951)
Accumulated other comprehensive income	244	253
Total shareholders’ equity	31,938	42,953
Total liabilities and shareholders’ equity	$765,514	$437,107

Exhibit 99.1
Stein Mart, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	52 Weeks Ended February 1, 2020	52 Weeks Ended February 2, 2019
Cash flows from operating activities:
Net loss	$(10,463)	$(6,171)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,162	31,480
Share-based compensation	1,528	4,109
Store closing (benefits) charges	(31)	215
Impairment of property and other assets	791	3,944
Loss on disposal of property and equipment	191	680
Changes in assets and liabilities:
Inventories	7,296	14,353
Prepaid expenses and other current assets	4,495	(1,706)
Other assets	(5,508)	(1,350)
Accounts payable	(2,715)	(29,823)
Accrued expenses and other current liabilities	1,396	(635)
Operating lease assets and liabilities, net	(4,276)	—
Other liabilities	(4,169)	(6,194)
Net cash provided by operating activities	16,697	8,902
Cash flows from investing activities:
Net acquisition of property and equipment	(5,832)	(8,993)
Proceeds from canceled corporate-owned life insurance policies	2,900	2,514
Proceeds from insurance claims	82	296
Net cash used in investing activities	(2,850)	(6,183)
Cash flows from financing activities:
Proceeds from borrowings	409,348	1,107,183
Repayments of debt	(421,348)	(1,109,208)
Debt issuance costs	—	(1,146)
Cash dividends paid	(97)	(223)
Capital lease payments	(1,349)	(736)
Proceeds from exercise of stock options	181	202
Repurchase of common stock	(132)	(142)
Net cash used in financing activities	(13,397)	(4,070)
Net increase (decrease) in cash and cash equivalents	450	(1,351)
Cash and cash equivalents at beginning of year	9,049	10,400
Cash and cash equivalents at end of year	$9,499	$9,049

Exhibit 99.1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We report our consolidated financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of the Company’s financial information with additional useful information in evaluating operating performance.
Note 1: Adjusted EBITDA
EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under GAAP. However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and because it is frequently used by analysts, investors and others to evaluate the performance of companies. EBITDA is not calculated in the same manner by all companies. EBITDA should be used as a supplement to results of operations and cash flows as reported under GAAP and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.
The following table shows the Company’s reconciliation of net (loss) income to EBITDA and Adjusted EBITDA, which are considered Non-GAAP financial measures (in thousands). Adjusted EBITDA excludes certain non-cash items (impairment charges) and amounts incurred with significant transactions or events that we believe are not indicative of our core operating performance.

	13 Weeks Ended		52 Weeks Ended
	Feb. 1, 2020	Feb. 2, 2019	Feb. 1, 2020	Feb. 2, 2019
Net (loss) income	$(255)	$3,747	$(10,463)	$(6,171)
Add back amounts for computation of EBITDA:
Interest expense, net	2,087	2,476	9,111	10,882
Income tax expense (benefit)	340	(316)	648	(25)
Depreciation and amortization	6,942	7,681	28,162	31,480
EBITDA	9,114	13,588	27,458	36,166
Adjustments:
Non-cash impairment charges	780	3,251	791	3,944
Change in vacation policy (1)	—	(3,267)	—	(3,267)
Visa/MasterCard claim settlement	—	—	(1,946)	—
Merger-related expenses (2)	1,108	—	1,558	—
Credit agreements extension fees (3)	—	—	—	1,100
Expense related to legal settlements	164	918	179	1,057
Hurricane related expenses, net of insurance recoveries (4)	—	(955)	—	(237)
New store pre-opening costs	—	61	—	725
Total adjustments	2,052	8	582	3,322
Adjusted EBITDA	$11,166	$13,596	$28,040	$39,488
(1)Decrease in accrued compensated absences during the fourth quarter of 2018 due to a change in vacation policy.
(2)Advisory, legal and Board of Director Special Committee fees related to the pending merger.
(3)Advisory fees related to the extension and amendment of credit agreements completed in September 2018.
(4)Property losses incurred from hurricanes earlier in fiscal 2018 were recovered in the fourth quarter of 2018.

Exhibit 99.1
Note 2: Changes in Comparable Sales
Management believes that providing calculations of changes in comparable sales including and excluding sales from licensed departments assists in evaluating the Company’s ability to generate sales growth, whether through owned businesses or departments licensed to third parties. The following table shows the Company’s reconciliation of these calculations.

	13 Weeks Ended February 1, 2020	52 Weeks Ended February 1, 2020
Increase/(decrease) in comparable sales excluding sales from licensed departments (1)	0.2%	(1.6)%
Impact of comparable sales of licensed departments (2)	(0.1)%	0.2%
Increase/(decrease) in comparable sales including sales from licensed departments	0.1%	(1.4)%

(1)Represents the period-to-period percentage change in net sales from stores open throughout the period presented and the same period in the prior year and all online sales of steinmart.com, excluding commissions from departments licensed to third parties.
(2)Represents the impact of including sales of departments licensed to third parties throughout the period presented and the same period in the prior year and all online sales of steinmart.com in the calculation of comparable sales. The Company licenses its shoe and vintage handbag departments in its stores and online to third parties and receives a commission from these third parties based on a percentage of their sales. In these financial statements prepared in conformity with GAAP, the Company includes commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not include the commission amounts from licensed department sales in its comparable sales calculations.